Exhibit 10.6
SECOND AMENDMENT
TO THE
PNM RESOURCES, INC. SECOND AMENDED AND RESTATED
OMNIBUS PERFORMANCE EQUITY PLAN
PNM Resources, Inc. (the “Company”) previously established the PNM Resources, Inc. Omnibus Performance Equity Plan, which was most recently amended and restated in its entirety effective as of May 19, 2009 by the adoption of the PNM Resources, Inc. Second Amended and Restated Omnibus Performance Equity Plan (the “Plan”). The Plan was then amended by the First Amendment. By the adoption of this Second Amendment the Company wishes to amend the Plan to adopt, as a general rule, a “double trigger” Change in Control vesting or acceleration approach.
1.    This Second Amendment is effective with respect to any Awards made pursuant to the PNM Resources, Inc. 2012 Long-Term Incentive Plan and March 21, 2012 with respect to any other Awards.
2.    Section 2.1 (Definitions) is hereby amended by adding the following new definitions to the end thereof:
(xx)    “Constructive Termination” means, without a Participant's express written consent, the occurrence during the Protection Period of any of the following circumstances, subject to the exceptions and modifications noted below:
(i)    The failure to elect or reelect or otherwise to maintain the Participant in the office or the position, or a substantially equivalent or better office or position, of or with the Company and/or an Affiliate, as the case may be, which the Participant held immediately prior to a Change in Control, or the removal of the Participant as a member of the Board of Directors of the Company (or any successor thereto) if the Participant was a Director of the Company immediately prior to the Change in Control;
(ii)    A significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Affiliate which the Participant held immediately prior to a Change in Control;

(iii)    A fifteen percent (15%) or more reduction in the aggregate of the Participant's base salary and Officer Annual Incentive Plan award opportunity (calculated at the target level of performance) received from the Company and any Affiliate;
(iv)    A requirement that the Participant's principal location of work be changed to any location that is in excess of 35 miles from the location thereof immediately prior to the Change in Control; or
(v)    Without limiting the generality or effect of the foregoing, any material breach of the PNM Resources, Inc. Officer Retention Plan, as it may be amended from time to time.
A Participant must provide a written notice of termination to the Company of the existence of the Constructive Termination condition described in paragraphs (i)-(v) above within ninety (90) days of the initial existence of the condition.
Notwithstanding anything to the contrary, an event described in paragraphs (i)-(v) above will not constitute Constructive Termination if, within thirty (30) days after the Participant gives the Company the notice of termination specifying the occurrence or existence of an event that the Participant believes constitutes Constructive Termination, the Company has fully corrected (or reversed) such event.
(yy)    “Officer Annual Incentive Plan” means the PNM Resources, Inc. Officer Annual Incentive Plan, or a similar plan that is designed to provide incentive compensation on an annual or shorter basis, as in effect at the relevant time.
(zz)    “Protection Period” means the period beginning with the date on which a transaction closes, or an event occurs, which results in a Change in Control and ending twenty‑four (24) months thereafter.
(aaa)    “Qualifying Change in Control Termination” means, in the context of any Participant other than a Nonemployee Director, a Participant's Termination of Employment during the Protection Period due to: (i) a termination of employment by the Company for any reason other than Cause, death or Disability; or (ii) a termination of employment by the Participant due to Constructive Termination.
3.    Article 13 (Termination of Employment) is hereby amended and restated in its entirety to read as follows:
SECTION 13
TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL
13.1    Termination of Employee's Employment Due to Death, Disability, Retirement, Impaction or Qualifying Change in Control Termination.
(a)    Nonvested Awards.

(i)    Options and SARs. If a Participant holds any nonvested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction, or a Qualifying Change in Control Termination, all such nonvested Options or SARs shall become one hundred percent (100%) vested. Such vested Options or SARs shall be exercisable on or before the earlier of (1) three (3) years following the Termination of Employment, or (2) the tenth (10th) anniversary date of the Grant Date for the Options or SARs.
(ii)    Incentive Stock Options. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).
(iii)    Restricted Stock Rights. If a Participant holds any nonvested Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such nonvested Restricted Stock Rights shall vest and become payable as follows:
(1)    Restricted Stock Rights Subject To Restrictions Based On Meeting Service Requirements. If the Restricted Stock Rights are subject to restrictions based on meeting certain service requirements, the Restricted Stock Rights shall become one hundred percent (100%) vested upon the Participant's Separation from Service. The shares of Stock payable pursuant to such Award will be issued to the Participant within ninety (90) days following the date of the Participant's Separation from Service. Such payment is intended to be made upon the Participant's Separation from Service pursuant to Treas. Reg. § 1.409A‑3(a)(1). Accordingly, if the Participant is a Specified Employee on the date on which any Restricted Stock Rights become payable pursuant to this Subsection 13.1(a)(iii)(1), the six (6) month delay described in Subsection 20.3 shall apply.
(2)    Restricted Stock Rights Subject To Restrictions Based On Meeting Performance Requirements. If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, a pro rata portion of the Restricted Stock Rights Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement. The payment to which the Participant is entitled for the pro rata portion of the vested Restricted Stock Rights Award shall be based on the number of full months included in the Performance Period as of the date of the Participant's Separation from Service compared to the number of full months included in the Performance Period. The Participant's pro rata portion of the shares of Stock payable pursuant to such Restricted Stock Rights Award will be issued to the Participant within ninety (90) days following the termination of the Performance Period described therein. Such payment is intended to be made at a specified time or pursuant to a fixed schedule under Treas. Reg. § 1.409A-3(a)(4).

(3)    Restricted Stock Rights Subject to Restrictions Based on Meeting Performance Requirements and Service Requirements. Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights. If the Participant's Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant's Restricted Stock Rights shall vest and become payable as described in Subsection 13.1(a)(iii)(2). If such Separation from Service occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant's Restricted Stock Rights shall vest and become payable as described in Subsection 13.1(a)(iii)(1).
(iv)    Performance Shares and Performance Units. If a Participant holds any nonvested Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such nonvested Performance Shares or Performance Units shall vest and become payable as follows:
(1)    Performance Shares and Performance Units Subject to Restrictions Based On Meeting Service Requirements. If the restriction is based on meeting certain service requirements, the Performance Shares or Performance Units shall become one hundred percent (100%) vested at Termination of Employment. Payment for such vested Performance Shares or Performance Units shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.
(2)    Performance Shares and Performance Units Subject To Restrictions Based On Meeting Performance Requirements. If the restriction is based on meeting certain Performance Goals, a pro rata portion of such Award shall vest at the end of the Performance Period based on the level of achievement of the Performance Goals applicable to such Award, as described in the Award Agreement. The payment to which the Participant is entitled for the pro rata portion of the vested Performance Share or Performance Unit Award shall be based on the number of full months included in the Performance Period as of the date of the Participant's Termination of Employment compared to the number of full months included in the Performance Period. Such payment shall be made on or before March 15 of the calendar year following the calendar year in which the Performance Period applicable to such Performance Shares or Performance Units ends.
(v)    Restricted Stock and Performance Cash Awards. If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or a

Qualifying Change in Control Termination, the vesting of the Restricted Stock or Performance Cash Awards upon such Termination of Employment shall be determined in accordance with the terms of the Award Agreements for such Awards.
(b)    Vested Awards.
(i)    Options and SARs. If a Participant holds any vested Options or SARs upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) years following the Termination of Employment or (2) the tenth (10th) anniversary date of the Grant Date of the Options or SARs.
(ii)    Incentive Stock Options. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).
(iii)    Restricted Stock Rights. If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a Separation from Service due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such Restricted Stock Rights will be payable in accordance with the provisions of Section 8.2.
(iv)    Performance Shares and Performance Units. If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 9.3.
(v)    Restricted Stock and Performance Cash Awards. If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon a Termination of Employment due to death, Disability, Retirement, Impaction or a Qualifying Change in Control Termination, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.
13.2    Voluntary Termination or Involuntary Termination of Employment For Reasons Other Than Impaction or Cause.
(a)    Nonvested Awards. If a Participant holds any nonvested Options, SARs, Restricted Stock Rights, Performance Share or Performance Unit Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, all such nonvested Awards shall be canceled and the Participant shall forfeit such Awards. If a Participant holds any nonvested Restricted Stock or Performance Cash Awards upon a Termination of Employment described in the preceding sentence, the cancellation, forfeiture, vesting or payment of such Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.

(b)    Vested Awards.
(i)    Options and SARs. If a Participant holds any vested Options or SARs upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such vested Options or SARs shall be exercisable on or before the earlier of: (1) three (3) months following the termination date or (2) the tenth (10th) anniversary of the Grant Date of the Options or SARs.
(ii)    Incentive Stock Options. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a Termination of Employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).
(iii)    Restricted Stock Rights. If a Participant holds any vested, but not yet paid, Restricted Stock Rights upon a voluntary or involuntary Separation from Service for reasons other than Impaction or Cause, such Restricted Stock Rights will be payable in accordance with the provisions of Section 8.2.
(iv)    Performance Shares and Performance Units. If a Participant holds any vested, but not yet paid, Performance Shares or Performance Units upon a voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, such Performance Shares or Performance Units will be payable in accordance with the provisions of Section 9.3.
(v)    Restricted Stock and Performance Cash Awards. If a Participant holds any vested, but not yet paid, Restricted Stock or Performance Cash Awards upon voluntary or involuntary Termination of Employment for reasons other than Impaction or Cause, the payment of such Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Award.
(c)    Change in Control. The provisions of this Section apply fully to any Termination of Employment following a Change in Control if the Termination of Employment is not a Qualifying Change in Control Termination.
13.3    Termination of Employment for Cause. If a Participant holds any Awards, whether vested or nonvested, all Awards shall terminate immediately and shall be forfeited upon a Termination of Employment for Cause.
13.4    Disposition of Vested Awards Upon Death. If a Participant dies without having fully exercised his or her vested Awards, the estate or beneficiary, if such designation was made for purposes of the Plan, shall have the right to exercise the Awards pursuant to the terms and conditions contained herein.
13.5    Certain Change in Control Transactions.

(a)    Applicability. The provisions of this Section 13.5 shall apply to an Award only if, before or immediately upon the occurrence of an event that would constitute a Change in Control, the Board, as constituted prior to the Change in Control, reasonably concludes, in good faith, that the value of the Award or the Participant's opportunity for future appreciation in respect of the Award will be materially impaired following the closing of the transaction that will result in the Change in Control.
If this Section applies, the following provisions will supersede the provisions of Sections 13.1 and 13.2:
(i)    Options and SARs. Any and all Options and SARs shall become exercisable immediately before the closing (but contingent on the closing) of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow the Participants to immediately exercise such Options or SARs so that any Stock issued upon such exercise shall be able to participate in the transaction that results in the Change in Control.
(ii)    Restricted Stock Rights. Any restrictions based on meeting certain service requirements imposed on Restricted Stock Rights shall lapse and such Restricted Stock Rights shall become one hundred percent (100%) vested immediately prior to the closing (but contingent on the closing) of the transaction that will result in the Change in Control. If the Restricted Stock Rights are subject to restrictions based on meeting certain performance requirements, the restrictions imposed on the portion of the Restricted Stock Rights that have been “earned” (as determined in accordance with clause (vi), below) shall lapse and shall become one hundred percent (100%) vested immediately prior to the closing (but contingent on the closing) of the transaction that will result in the Change in Control. The portion that is not earned will be forfeited. Certain Restricted Stock Rights granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Restricted Stock Rights payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Restricted Stock Rights. If the Change in Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting performance requirements, the Participant will vest in the earned portion of the Restricted Stock Rights (as determined in accordance with clause (vi), below), and the unearned portion will be forfeited. If the Change in Control occurs during the period of time during which the Restricted Stock Rights are subject to restrictions based on meeting service requirements, the Participant shall vest in one hundred percent (100%) of such Restricted Stock Rights as described above. In any event, the vested Restricted Stock Rights shall become immediately payable and shall be paid in Stock. All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Rights to participate in the transaction that results in the Change in Control.
(iii)    Performance Shares and Performance Unit Payable in Stock. Any restrictions based on meeting certain service requirements imposed on Awards of Performance Shares or Performance Units that are payable in Stock shall immediately vest and such Performance Shares or Performance Units shall become one hundred percent (100%) vested immediately prior to the closing (but contingent on the closing) of the transaction that will result in the Change in Control. If the Performance Shares or Performance Units are subject to restrictions based on meeting certain performance requirements, the restrictions imposed on the earned portion of the Performance Shares or Performance Units (as determined in accordance with clause (vi), below) shall lapse and the earned portion of the Performance Shares or Performance Units shall become one hundred percent (100%) vested immediately prior to the closing of the transaction (but contingent on the closing) that results in the Change in Control. The portion that is not earned will be forfeited. Certain Performance Shares or Performance Units granted hereunder may be subject to restrictions based on meeting performance requirements, the satisfaction of which will determine the number of Performance Shares or Performance Units payable to the Participant, and then to restrictions based on meeting certain service requirements, the satisfaction of which will determine whether the Participant actually is paid for such Performance Shares or Performance Units. If the Change in Control occurs during the period of time during which the Performance Shares or Performance Units are subject to restrictions based on meeting performance requirements, the Participant will vest in the earned portion of the Performance Shares or Performance Units (as determined in accordance with clause (vi) below), and the unearned portion will be forfeited. If the Change in Control occurs during the period of time during which the Performance Shares or Performance Units are subject to restrictions based on meeting service requirements, the Participant shall vest in one hundred percent (100%) of such Performance Shares or Performance Units as described above. All Stock payable in connection with such Awards shall be issued immediately before the closing (but contingent on the closing) of the transaction that will result in the Change in Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that results in the Change in Control.
(iv)    Performance Units Payable in Cash. Any Awards of Performance Units that are payable in cash shall become one hundred percent (100%) vested immediately. The Participant then shall receive a cash payment equal to the Fair Market Value of the specified number of shares of Stock payable pursuant to the earned portion of the Award (as determined in accordance with clause (vi) below). The cash payment then will be made within ten days following the closing of the transaction that results in the Change in Control.
(v)    Restricted Stock and Performance Cash Awards. The vesting and payment of any Restricted Stock or Performance Cash Awards shall be determined in accordance with the terms of the Award Agreements for such Awards.
(vi)    Determining the “Earned” Portion of Performance Based Restricted Stock Rights, Performance Shares or Performance Units. The “earned” portion of any Restricted Stock Rights, Performance Shares or Performance Units Award that is subject to restrictions based on meeting certain performance requirements shall equal the number of shares of Stock that would have been earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least thirty (30) days prior to the closing of the transaction that will result in the Change in Control is reasonably ascertainable and such performance exceeds the target level of performance, the

Participant shall receive the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis. For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, 25% of the Award will be earned at the attained level and the remaining 75% will be earned at the target level.
(vii)    Section 409A Override. With respect to an Award that the Company concludes is subject to Section 409A of the Code, a Change in Control may not result in the acceleration of the timing of any payment unless the transaction that results in the Change in Control also constitutes a “change of control event” as such term is used in Treasury Regulation Section 1.409A‑3(i)(5). Such transaction shall be considered to be a Change in Control for all other purposes of such an Award, however, unless prohibited by regulations issued pursuant to Section 409A. For example, such transaction will result in the lapse of any time based or other restrictions on a Restricted Stock Right Award. If due to the above provisions the payment of an Award may not be accelerated, the Board, prior to the Change in Control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant's opportunity for future appreciation in respect of such Award.
13.6    Discretion of Committee. Notwithstanding the above, subject to Section 17 of the Plan, the Committee may, at any time and in its sole discretion, alter the vesting and exercise provisions described in this Section 13 for all or any portion of an Award granted under the Plan, provided that the Committee will not take any action pursuant to this Section 13.6 that will cause payment of any Award to violate the provisions of Section 409A of the Code.
13.7    Transfer to Affiliate.
(a)    Transfer of Employer to Affiliate. If a Participant is employed by an Employer and ownership of the Employer is transferred to an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 21.4.
(b)    Transfer of Participant to Non-adopting Affiliate. If a Participant leaves the employ of an Employer to become employed by an Affiliate, the Participant will not be treated as having incurred a Termination of Employment for purposes of the Plan, regardless of whether the Affiliate has adopted the Plan pursuant to Section 21.4.
4.    The following new Section 21.5 (Clawbacks) is hereby added to the end of the Plan:
21.5    Clawback. Every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or Company policy. By accepting an Award, a Participant agrees to return the full amount required by applicable law or Company policy.
5.    This Second Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.
IN WITNESS WHEREOF, PNM Resources, Inc. has caused this Second Amendment to be executed this 28th day of March, 2012.
PNM RESOURCES, INC.

By: /s/Patrick V. Apodaca
Its: Senior Vice President,
General Counsel and Secretary